UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2023

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2023, Sigma Additive Solutions, Inc. (“we,” “us,” “our,” “Sigma” or the “company”) entered into a Share Exchange Agreement with NextTrip Holdings, Inc., or NextTrip, and NextTrip Group, LLC, the sole stockholder of NextTrip, which we refer to as NextTrip Parent, and the NextTrip Representative, pursuant to which we will acquire NextTrip (the “Acquisition”) in exchange for shares of our common stock, which we refer to as the Exchange Shares, subject to approval of our shareholders and other conditions described below. As a result, NextTrip will become a wholly owned subsidiary of Sigma, which is expected to change its corporate name to “NextTrip, Inc.” following the Acquisition.

Upon the closing of the Acquisition, the shareholders of NextTrip Parent, which we refer to collectively as the NextTrip Sellers, will be issued a number of Exchange Shares equal to 19.99% or our issued and outstanding shares of common stock immediately prior to the closing. Under the Share Exchange Agreement, the NextTrip Sellers will be entitled to receive additional shares of our common stock, referred to as the Contingent Shares, subject to NextTrip’s achievement of future business milestones specified in the Share Exchange Agreement as follows:

Milestone	Date Earned	Contingent Shares

Launch of NextTrip’s leisure travel booking platform by either (i) achieving $1,000,000 in cumulative sales under its historical “phase 1” business, or (ii) commencement of its marketing program under its enhanced “phase 2” business.

	As of a date six months after the closing date	1,450,000 Contingent Shares

Launch of NextTrip’s group travel booking platform and signing of at least five (5) entities to use the groups travel booking platform.	As of a date nine months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares

Launch of NextTrip’s travel agent platform and signing up of at least 100 travel agents to the platform (which calculation includes individual agents of an agency that signs up on behalf of multiple agents).

	As of a date 12 months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares

Commercial launch of PayDelay technology in the NXT2.0 system.	As of a date 15 months after the closing date (or earlier date six months after the closing date)	1,650,000 Contingent Shares, less the Exchange Shares issued at the closing of the Acquisition

Alternatively, independent of the aforementioned milestones, for each month during the fifteen (15) month period following the closing date that in which $1,000,000 or more in gross travel bookings are generated by the combined company, to the extent not previously issued, the Contingent Shares will be issuable up to the maximum Contingent Shares issuable under the Share Exchange Agreement.

The Contingent Shares, together with the shares of our common stock issued at the closing, will not exceed 6,000,000 shares of our common stock, or approximately 90.2% of our issued and outstanding shares of common stock immediately prior to the closing. Assuming all the business milestones are achieved, Sigma shareholders will retain 9.8% of the Company’s outstanding shares. Based on analysis presented by our financial advisors, NextTrip has an implied enterprise value of $50 million.

The Exchange Shares and, Contingent Shares, when and if earned and issuable pursuant to the terms of the Share Exchange Agreement, will be issued pursuant to available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering and will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

The parties’ respective obligations to close the Acquisition are subject to the satisfaction or waiver of various conditions specified in the Share Exchange Agreement. The conditions include approval by Sigma shareholders of the issuance of the Exchange Shares as required by applicable listing standards of The Nasdaq Capital Market, or Nasdaq, amendments to our amended and restated articles of incorporation to change our name as described above and to increase our authorized common stock, the continued listing or our common stock on Nasdaq, as well as customary other closing conditions.

The Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature which will not survive the closing of the Acquisition. The Share Exchange Agreement also contains customary covenants regarding the conduct of the respective businesses of Sigma and NextTrip pending the closing of the Acquisition. The Share Exchange Agreement permits us to sell our quality assurance software assets at or after the closing of the Acquisition as contemplated by our recently announced Asset Purchase Agreement with Divergent Technologies, Inc.

The Share Exchange Agreement may be terminated by the parties by mutual agreement or by a party in the event of a breach of the other party’s representations, warranties or covenants, subject to certain exceptions, or if the Acquisition is not completed by December 31, 2023.

The Share Exchange Agreement contemplates that William Kerby, the Chief Executive Officer and co-founder of NextTrip, will be appointed as Chief Executive Officer of Sigma and Donald P. Monaco will be appointed as a director of Sigma as of the closing of the Acquisition. The NextTrip Representative will be entitled to designate a replacement for one additional director of Sigma upon achievement of each of the milestones under the Share Exchange Agreement. The parties expect that the current executive officers of NextTrip will remain as NextTrip’s executive officers following the Acquisition.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Share Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On October 13, 2023, Sigma and NextTrip issued a joint press release announcing the signing of the Share Exchange Agreement, the text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 7.01. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

No Offer or Solicitation

The Press Release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

The Press Release is being made in respect of the proposed Acquisition involving Sigma and NextTrip. Sigma intends to file a proxy statement for Sigma shareholders to vote on the Acquisition. Sigma will also file other documents regarding the Acquisition with the SEC.

Before making any voting or investment decision, investors and security holders of Sigma and NextTrip are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Acquisition. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, the documents filed with the SEC may be obtained free of charge from Sigma’s website at ir.sigmaadditive.com.

Participants in the Solicitation

Sigma and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in favor of the approval of the Acquisition. Information regarding Sigma’s directors and executive officers and other persons who may be deemed participants in the solicitation may be obtained by reading the proxy statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation, Sigma’s and NextTrip’s expectations with respect to the Acquisition between Sigma and NextTrip, including statements regarding the benefits of the Acquisition, the anticipated timing of the Acquisition, the implied valuation of NextTrip, and the products and services offered by NextTrip. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Sigma’s and NextTrip’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) the risk that the Acquisition between Sigma and NextTrip may not be completed in a timely manner or at all, which may adversely affect the price of the securities of Sigma, (ii) the failure to satisfy the conditions to the consummation of the Acquisition, including the adoption of the Agreement by the stockholders of Sigma and NextTrip, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, (iv) the effect of the announcement or pendency of the transaction on NextTrip’s business relationships, performance, and business generally, (v) the inability to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition and the ability of the post- Acquisition company to grow and manage growth profitability and retain its key employees, (vi) costs related to the Acquisition, (vii) the outcome of any legal proceedings that may be instituted against Sigma and NextTrip following the announcement of the proposed Acquisition, (viii) the ability to maintain the listing of Sigma’s securities on Nasdaq, (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the Acquisition, and identify and realize additional opportunities, (x) the risk of downturns and the possibility of rapid change in the highly competitive industry in which NextTrip operates, (xi) the risk that NextTrip may not achieve profitability, (xii) the risk that NextTrip may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (xiii) the risk that NextTrip is unable to secure or protect its intellectual property, (xiv) the risk that the securities of the post- Acquisition company will not be approved for listing on Nasdaq or if approved, maintain the listing, and (xv) other risks and uncertainties indicated in the filings that are made from time to time with the SEC by Sigma (including those under the “Risk Factors” sections therein). The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Sigma and NextTrip assume no obligation and do not intend, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Exchange Agreement dated as of October 12, 2023 among Sigma Additive Solutions, Inc., NextTrip Holdings, Inc., NextTrip Group, LLC and the NextTrip Representative
99.1	Press release of October 13, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Sigma agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2023	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer